Exhibit 10.4

Intermec Deferred Compensation Plan

IMPORTANT NOTE

This document has not been approved by the Department of Labor, Internal Revenue Service or any other governmental entity.  An adopting Employer must determine whether the Plan is subject to the Federal securities laws and the securities laws of the various states.  An adopting Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is “unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees” under Title I of the Employee Retirement Income Security Act of 1974, as amended, with respect to the Employer’s particular situation.  Fidelity Investments Institutional Operations Company, Inc., its affiliates and employees cannot provide you with legal advice in connection with the execution of this document.  This document should be reviewed by the Employer’s attorney prior to execution.

April 2006

TABLE OF CONTENTS

PREAMBLE

ARTICLE 1 – GENERAL
1.1	Plan
1.2	Effective Dates
1.3	Grandfathering of Amounts Not Subject to Code Section 409A

ARTICLE 2 – DEFINITIONS
2.1	Account
2.2	Administrator
2.3	Adoption Agreement
2.4	Beneficiary
2.5	Board or Board of Directors
2.6	Bonus
2.7	Change in Control
2.8	Code
2.9	Compensation
2.10	Director
2.11	Disabled
2.12	Eligible Employee
2.13	Employer
2.14	ERISA
2.15	Identification Date
2.16	Key Employee
2.17	Participant
2.18	Plan
2.19	Plan Sponsor
2.20	Plan Year
2.21	Related Employer
2.22	Retirement
2.23	Separation from Service
2.24	Unforeseeable Emergency
2.25	Valuation Date
2.26	Years of Service

ARTICLE 3 – PARTICIPATION
3.1	Participation
3.2	Termination of Participation

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ARTICLE 4 – PARTICIPANT CONTRIBUTIONS

4.1	Deferral Agreement
4.2	Amount of Deferral
4.3	Timing of Election to Defer
4.4	Election of Payment Schedule and Form of Payment
4.5	2005 Transitional Rules
4.6	2006 Transitional Rule

ARTICLE 5 – EMPLOYER CONTRIBUTIONS
5.1	Matching Contributions
5.2	Other Contributions

ARTICLE 6 – ACCOUNTS AND CREDITS
6.1	Establishment of Account
6.2	Credits to Account

ARTICLE 7 – INVESTMENT OF CONTRIBUTIONS
7.1	Investment Options
7.2	Adjustment of Accounts

ARTICLE 8 – RIGHT TO BENEFITS
8.1	Vesting
8.2	Death
8.3	Disability

ARTICLE 9 – DISTRIBUTION OF BENEFITS
9.1	Amount of Benefits
9.2	Method and Timing of Distributions
9.3	Unforeseeable Emergency
9.4	Termination Before Retirement
9.5	Cashouts of Amounts Not Exceeding Stated Limit
9.6	Key Employees
9.7	Change in Control
9.8	Permissible Delays in Payment

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ARTICLE 10 – AMENDMENT AND TERMINATION
10.1	Amendment by Employer
10.2	Retroactive Amendments
10.3	Plan Termination
10.4	Distribution Upon Termination of the Plan

ARTICLE 11 – THE TRUST
11.1	Establishment of Trust
11.2	Grantor Trust
11.3	Investment of Trust Funds

ARTICLE 12 – PLAN ADMINISTRATION
12.1	Powers and Responsibilities of the Administrator
12.2	Claims and Review Procedures
12.3	Plan Administrative Costs

ARTICLE 13 – MISCELLANEOUS
13.1	Unsecured General Creditor of the Employer
13.2	Employer’s Liability
13.3	Limitation of Rights
13.4	Anti-Assignment
13.5	Facility of Payment
13.6	Notices
13.7	Tax Withholding
13.8	Indemnification
13.9	Permitted Acceleration of Payment
13.10	Governing Law

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PREAMBLE

The Plan is intended to be a “plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, and is further intended to conform with the requirements of Internal Revenue Code Section 409A and shall be implemented and administered in a manner consistent therewith.

ARTICLE 1 – GENERAL

1.1                               Plan. The Plan will be referred to by the name specified in the Adoption Agreement.

1.2                               Effective Dates.

(a)                                  Original Effective Date. The Original Effective Date is the date as of which the Plan was initially adopted.

(b)                                 Amendment Effective Date. The Amendment Effective Date is the date specified in the Adoption Agreement as of which the Plan is amended and restated.

(c)                                  Special Effective Date. A Special Effective Date may apply to any given provision if so specified in Appendix C of the Adoption Agreement. A Special Effective Date will control over the Original Effective Date or Amendment Effective Date, whichever is applicable, with respect to such provision of the Plan.

1.3                               Grandfathering of Amounts Not Subject to Code Section 409A

If the Plan Sponsor has elected to treat amounts deferred before January 1, 2005 that are earned and vested on December 31, 2004 as subject to the provisions of the Plan as in effect on December 31, 2004, such grandfathered amounts will be separately accounted for and administered in accordance with the terms of the Plan as in effect on such date, except as otherwise provided in this Plan document. A summary of the grandfathered provisions is set forth in Appendix B of the Adoption Agreement.

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ARTICLE 2 – DEFINITIONS

Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1                               “Account” means an account established for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains, losses or distributions included thereon. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to the Plan.

2.2                               “Administrator” means the person or persons designated by the Employer in Section 1.05 of the Adoption Agreement to be responsible for the administration of the Plan. If no Administrator is designated in the Adoption Agreement, the Administrator is the Employer.

2.3                               “Adoption Agreement” means the agreement adopted by the Plan Sponsor that establishes the Plan.

2.4                               “Beneficiary” means the persons, trusts, estates or other entitities entitled under Section 8.2 to receive benefits under the Plan upon the death of a Participant.

2.5                               “Board” or “Board of Directors” means the Board of Directors of the Plan Sponsor.

2.6                               “Bonus” means an amount of incentive remuneration payable by the Employer to a Participant.

2.7                               “Change in Control” means the occurrence of an event involving the Employer that is described in Section 9.7.

2.8                               “Code” means the Internal Revenue Code of 1986, as amended.

2.9                               “Compensation” means the total cash and non-cash remuneration provided to Participant by the Employer for professional services rendered during a Plan Year, whether or not includible in the gross income of the Participant for Federal income tax purposes, including bonuses but excluding reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits. Alternatively, Compensation has the meaning specified in Section 3.01b of the Adoption Agreement. In the case of a Director,

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Compensation means the total of (1) the fees paid to the Director for attendance at meetings of the Board or meetings of the Board’s committees, and (2) the annual retainer fee paid to the Director for service on the Board or committee(s) of the Board, including the Board retainer, committee chair and member retainers and any other form of retainer paid to a Director for service on the Board.

2.10                        “Director” means a non-employee member of the Board who has been designated by the Employer as eligible to participate in the Plan.

2.11                        “Disabled”  means a determination by the Administrator that the Participant is either (1) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer. A Participant will be considered Disabled if he is determined to be totally disabled by the Social Security Administration.

2.12                        “Eligible Employee” means an employee of the Employer who is determined by the Administrator to be a member of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and who satisfies the requirements in Section 2.01 of the Adoption Agreement.

2.13                        “Employer” means the Plan Sponsor and any other entity which is authorized by the Plan Sponsor to participate in and, in fact, does adopt the Plan.

2.14                        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.15                        “Identification Date” means the date as of which Key Employees are determined which is specified in Section 1.06 of the Adoption Agreement.

2.16                        “Key Employee” means a ‘specified employee’ within the meaning of Section 409A(a)(2)(B)(i) of the Code who satisfies the conditions set forth in Section 9.6.

2.17                        “Participant” means an Eligible Employee or Director who commences participation in the Plan in accordance with Article 3.

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2.18                        “Plan” means the unfunded plan of deferred compensation set forth herein, including the Adoption Agreement and any trust agreement, as adopted by the Employer and as amended from time to time.

2.19                        “Plan Sponsor” means the entity specified in the Adoption Agreement.

2.20                        “Plan Year” means the period specified in the Adoption Agreement.

2.21                        “Related Employer” means the Employer and (a) any corporation that is a member of a controlled group of corporations as defined in Section 414(b) of the Code that includes the Employer and (b) any trade or business that is under common control as defined in Section 414(c) of the Code that includes the Employer.

2.22                        “Retirement” has the meaning specified in 6.01f of the Adoption Agreement.

2.23                        “Separation from Service” means the date that the Participant dies, retires or otherwise has a termination of employment with respect to all entities comprising the Related Employer. A Separation from Service does not occur if the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or such longer period during which the Participant’s right to re-employment is provided by statute or contract. If the period of leave exceeds six months and the Participant’s right to re-employment is not provided either by statute or contract, a Separation from Service will be deemed to have occurred on the first day following the six-month period.

2.24                        “Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Code Section 152(a)); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

2.25                        “Valuation Date” means each business day of the Plan Year and such other date(s) as designated by the Employer.

2.26                        “Years of Service” means each one year period for which the Participant receives service credit in accordance with the provisions of Section 7.01d of the Adoption Agreement.

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ARTICLE 3 – PARTICIPATION

3.1                               Participation. The Participants in the Plan shall be those Directors and those “management” or “highly compensated” employees of the Employer within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA who satisfy the requirements of Section 2.01 of the Adoption Agreement.

3.2                               Termination of Participation. The Administrator may terminate a Participant’s participation in the Plan but any such termination at the direction of the Administrator shall not take effect until the first day of the next Plan Year.

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ARTICLE 4 – PARTICIPANT CONTRIBUTIONS

4.1                               Deferral Agreement. Each Eligible Employee and Director may elect to defer his Compensation within the meaning of Section 3.01 of the Adoption Agreement by executing in writing or electronically, a deferral agreement in accordance with rules and procedures established by the Administrator and the provisions of this Article 4.

A new deferral agreement must be timely executed for each Plan Year during which the Eligible Employee or Director desires to defer Compensation. An Eligible Employee or Director who does not timely execute a deferral agreement shall be deemed to have elected zero deferrals of Compensation for such Plan Year.

If an Eligible Employee or Director fails to have an executed deferral agreement in effect for a Plan Year during which an Employer contribution pursuant to Article 5 is made on his behalf, the Eligible Employee or Director will be deemed to have elected to receive a lump sum distribution upon Separation from Service.

A deferral agreement may be changed or revoked during the period specified by the Administrator. Except as provided in Section 9.3 or in Section 4.01c of the Adoption Agreement, a deferral agreement becomes irrevocable at the close of the specified period.

4.2                               Amount of Deferral. An Eligible Employee or Director may elect to defer Compensation in any amount permitted by Section 4.01a of the Adoption Agreement.

4.3                               Timing of Election to Defer. Each Eligible Employee or Director who desires to defer Compensation otherwise payable during a Plan Year must execute a deferral agreement within the period preceding the Plan Year specified by the Administrator. Each Eligible Employee who desires to defer Compensation that is a Bonus must execute a deferral agreement within the period preceding the Plan Year during which the Bonus is earned that is specified by the Administrator, except that if the Bonus can be treated as performance based compensation as described in Code Section 409A(a)(4)(B)(iii), the deferral agreement may be executed within the period specified by the Administrator, which period, in no event, shall end after the date which is six months prior to the end of the period during which the Bonus is earned.

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Except as otherwise provided below, an employee who is classified or designated as an Eligible Employee during a Plan Year or a Director who is designated as eligible to participate during a Plan Year may elect to defer Compensation otherwise payable during the remainder of such Plan Year in accordance with the rules of this Section 4.3 by executing a deferral agreement within the thirty (30) day period beginning on the date the employee is classified or designated as an Eligible Employee or the date the Director is designated as eligible, whichever is applicable, if permitted by Section 2.01 of the Adoption Agreement. If Compensation is based on a specified performance period that begins before the Eligible Employee or Director executes his deferral agreement, the election will be deemed to apply to the portion of such Compensation equal to the total amount of Compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period. The rules of this paragraph shall not apply if the Eligible Employee or Director has ever participated or is participating in a “Plan” within the meaning of Prop. Reg. Sec. 1.409A-1(c) sponsored by the Employer.

4.4                               Election of Payment Schedule and Form of Payment.

At the time an Eligible Employee or Director completes a deferral agreement, the Eligible Employee or Director must elect a distribution event (which includes a specified time) and a form of payment for the Compensation subject to the deferral agreement from among the options the Administrator has made available for this purpose and which are specified in 6.01b of the Adoption Agreement.

4.5                               2005 Transitional Rules

If elected by the Employer in Section 13.01 of the Adoption Agreement, one or more of the following transitional rules set forth in Notice 2005-1 shall apply during calendar year 2005. Each transitional rule that applies during calendar year 2005 will be implemented in accordance with rules and procedures established by the Administrator.

(a)                                  New Payment Elections.

A Participant may make new payment elections with respect to amounts subject to Code Section 409A provided the elections are made no later than December 31, 2005. The new payment elections may apply to amounts deferred before the date of the election and can be made without regard to Code Sections 409A(a)(3) and (4) and any inconsistent provisions in the Plan to the contrary. A Participant who fails to make a new payment election in accordance with this Section 4.5(a) with respect any

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amount subject to Code Section 409A for which a valid payment election was not made in accordance with the Plan and the requirements of Code Section 409A will be deemed to have made the default elections provided in Section 13.01a of the Adoption Agreement.

If the Employer elects not to permit new payment elections in accordance with this Section 4.5(a), the default elections specified in Section 13.01a of the Adoption Agreement will apply to all amounts subject to Code Section 409A that were deferred prior to December 31, 2005 for which a valid payment election was not made in accordance with the Plan and the requirements of Code Section 409A.

(b)                                 Elections to terminate participation or cancel an outstanding election.

A Participant may elect to terminate participation or cancel a deferral election with respect to amounts subject to Code Section 409A. An election made pursuant to this Section 4.5(b) may apply:  (i) to all or part of calendar year 2005; (ii) to elective and/or nonelective deferred compensation under the Plan; (iii) to all or any portion of the Plan; and/or (iv) to one or more outstanding deferral elections with regard to amounts subject to Code Section 409A. An election made pursuant to this Section 4.5(b) includes a termination or cancellation that results in a lower amount of deferral for the period without a complete elimination of deferrals. Any election made pursuant to this Section 4.5(b) may be made without regard to Code Sections 409A(a)(2), (3) and (4) and any inconsistent provisions in the Plan to the contrary.

(c)                                  Prospective Deferral Elections.

A Participant may make a deferral election with respect to Compensation that has not yet been paid or become payable at the time of the election, provided the election is made no later than March 15, 2005. The prospective deferral election may be made without regard to Code Section 409A(a)(4) and any inconsistent provisions in the Plan to the contrary.

4.6                               2006 Transitional Rule

If elected by the Employer in accordance with Section 13.02 of the Adoption Agreement, the following transitional rule will apply during calendar year 2006. The rule will be implemented in accordance with rules and procedures established by the Administrator.

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A Participant may make new payment elections with respect to amounts subject to Code Section 409A provided: (1) the elections are made no later than December 31, 2006 and, (2) a Participant cannot in 2006 change payment elections with respect to payments that would otherwise have become payable in 2006 or cause payments to be made in 2006.

A Participant who fails to make a new payment election in accordance with amount subject to Code Section 409A for which a valid payment election was not made in accordance with the Plan and the requirements of Code Section 409A will be deemed to have made the default elections provided in Section 13.01a of the Adoption Agreement.

If the Employer elects not to permit new payment elections in accordance with this Section 4.6, the default elections in Section 13.01a of the Adoption Agreement will apply to all amounts subject to Code Section 409A for which a valid payment election was not made in accordance with the Plan and the requirements of Code Section 409A.

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ARTICLE 5 – EMPLOYER CONTRIBUTIONS

5.1                               Matching Contributions. If elected by the Employer in Section 5.01a of the Adoption Agreement, the Employer will credit the Participant’s Account with a matching contribution determined in accordance with the formula specified in Section 5.01a of the Adoption Agreement. The matching contribution will be credited to the Participant’s Account at the time specified in Section 5.01a(iii) of the Adoption Agreement.

5.2                               Other Contributions. If elected by the Employer in Section 5.01b of the Adoption Agreement, the Employer will credit the Participant’s Account with a contribution determined in accordance with the formula or method specified in Section 5.01b of the Adoption Agreement. The contribution will be credited to the Participant’s Account at the time specified in Section 5.01b(iii) of the Adoption Agreement.

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ARTICLE 6 – ACCOUNTS AND CREDITS

6.1                               Establishment of Account. For accounting and computational purposes only, the Administrator will establish and maintain an Account for each Participant which will reflect the credits made pursuant to Section 6.2 along with the earnings, expenses, gains and losses allocated thereto, attributable to the hypothetical investments made with the amounts in the Participant’s Account as provided in Article 7. The Administrator will establish and maintain such other records and accounts, as it decides in its discretion to be reasonably required or appropriate to discharge its duties under the Plan.

6.2                               Credits to Account. A Participant’s Account will be credited for each Plan Year with the amount of his elective deferrals under Section 4.1 at the time the amount subject to the deferral election would otherwise have been payable to the Participant and the amount of Employer contributions made on his behalf under Article 5. Such amounts will be credited to the Participant’s Account at the times specified, respectively, in Sections 5.01a(iii) and 5.01b(iii) of the Adoption Agreement.

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ARTICLE 7 – INVESTMENT OF CONTRIBUTIONS

7.1                               Investment Options. The amount in a Participant’s Account shall be treated as invested in the investment options designated for this purpose by the Administrator and set forth in Appendix A to the Adoption Agreement.

7.2                               Adjustment of Accounts. The amount in a Participant’s Account shall be adjusted for hypothetical investment earnings, expenses, gains or losses in an amount equal to the earnings, expenses, gains or losses attributable to the investment options selected by the party designated in Section 9.01 of the Adoption Agreement from among the investment options provided in Section 7.1. If permitted by Section 9.01 of the Adoption Agreement, a Participant may, in accordance with rules and procedures established by the Administrator, select the investments from among the options provided in Section 7.1 to be used for the purpose of calculating future hypothetical investment adjustments to the Participant’s Account or to future credits to the Account under Section 6.2 effective as the Valuation Date coincident with or next following notice to the Administrator. The Account of each Participant shall be adjusted as of each Valuation Date to reflect: (a) the hypothetical earnings, expenses, gains and losses described above; (b) amounts credited pursuant to Section 6.2; and (c) distributions or withdrawals. In addition, the Account of each Participant may be adjusted for its allocable share of the hypothetical costs and expenses associated with the maintenance of the hypothetical investments provided in Section 7.1.

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ARTICLE 8 – RIGHT TO BENEFITS

8.1                               Vesting. A Participant, at all times, has the 100% nonforfeitable interest in the amounts credited to his Account attributable to his elective deferrals made in accordance with Section 4.1.

A Participant’s right to the amounts credited to his Account attributable to Employer contributions made in accordance with Article 5 shall be determined in accordance with the relevant schedule specified in Section 7.01 of the Adoption Agreement

8.2                               Death. The balance or remaining balance credited to a Participant’s vested Account shall be paid to his Beneficiary at the time specified in Section 6.01a of the Adoption Agreement in a single lump sum payment following the date of death, unless additional forms of payment have been made available for this purpose in Section 6.01b of the Adoption Agreement and the Participant has made a valid election (or valid elections) of a form of payment in accordance with the provisions of Article 4. If additional forms have been made available, payment to the Beneficiary shall be made at the time specified in Section 6.01a of the Adoption Agreement in the form elected by the Participant in accordance with the provisions of Article 4. If multiple Beneficiaries have been designated, each Beneficiary shall receive payment of his specified portion of the Account at the time specified in Section 6.01a of the Adoption Agreement in the form elected by the Participant.

A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries in accordance with rules and procedures established by the Administrator.

A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s vested Account, such amount will be paid to his estate (such estate shall be deemed to be the Beneficiary for purposes of the Plan) in a single lump sum payment

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8.3                               Disability. The balance or remaining balance credited to a Participant’s vested Account shall be paid to the Participant at the time specified in Section 6.01a of the Adoption Agreement in a single lump sum cash payment following the date a Participant incurs a Disability as defined in Section 2.11, unless additional forms of payment have been made available for this purpose in Section 6.01b of the Adoption Agreement and the Participant has made a valid election of a different form of payment. If additional forms have been made available, payment shall be made at the time specified in Section 6.01a of the Adoption Agreement and in the form elected by the Participant in accordance with the provisions of Article 4. The Administrator, in its sole discretion, shall determine whether a Participant has experienced a disability for purposes of this Section 8.3.

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ARTICLE 9 – DISTRIBUTION OF BENEFITS

9.1                               Amount of Benefits. The vested amount credited to a Participant’s Account as determined under Articles 6, 7 and 8 shall determine and constitute the basis for the value of benefits payable to the Participant under the Plan.

9.2                               Method and Timing of Distributions. Except as otherwise provided in this Article 9, distributions under the Plan shall be made in accordance with the elections made by the Participant under Article 4. Distributions following a payment event shall commence at the time specified in Section 6.01a of the Adoption Agreement. If permitted by Section 6.01g of the Adoption Agreement, a Participant may elect, at least twelve months before a scheduled distribution event, to delay the payment date for a minimum period of sixty months from the originally scheduled date of payment. The re-deferral election must be made in accordance with procedures and rules established by the Administrator. The Participant may, at the same time the date of payment is deferred, change the form of payment but such change in the form of payment may not effect an acceleration of payment in violation of Section 409A of the Code.

9.3                               Unforeseeable Emergency. A Participant may request a distribution due to an Unforeseeable Emergency if the Employer has elected to permit Unforeseeable Emergency withdrawals under Section 8.01a of the Adoption Agreement. The request must be in writing and must be submitted to the Administrator along with evidence that the circumstances constitute an Unforeseeable Emergency. The Administrator has the discretion to require whatever evidence it deems necessary to determine whether a distribution is warranted. Whether a Participant has incurred an Unforeseeable Emergency will be determined by the Administrator on the basis of the relevant facts and circumstances in its sole discretion, but, in no event, will an Unforeseeable Emergency be deemed to exist if the hardship can be relieved:  (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant’s assets to the extent such liquidation would not itself cause severe financial hardship, or (c) by cessation of deferrals under the Plan. A distribution due to an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need and may include any amounts necessary to pay any federal, state or local income tax penalties reasonably anticipated to result from the distribution. The distribution will be made in the form of a single lump sum cash payment. If permitted by Section 8.01b of the Adoption Agreement, a Participant’s deferral elections for the remainder of the Plan Year will be cancelled upon a withdrawal due to Unforeseeable Emergency.

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9.4                               Termination Before Retirement. If the Employer has elected a Separation from Service override in accordance with Section 6.01d of the Adoption Agreement, the following provisions apply. A Participant who experiences a Separation from Service before Retirement for any reason other than death shall receive the vested amount credited to his Account at the time specified in Section 6.01a of the Adoption Agreement in a single lump sum payment following such termination or cessation of service regardless of whether the Participant had made different elections of time or form of payment as to the vested amounts credited to his Account or whether the Participant was receiving installment payouts at the time of such termination.

9.5                               Cashouts Of Amounts Not Exceeding Stated Limit. If the vested amount credited to the Participant’s Account does not exceed the limit established for this purpose by the Employer in Section 6.01e of the Adoption Agreement at the time he separates from service with the Employer for any reason, the Employer shall distribute such amount to the Participant at the time specified in Section 6.01a of the Adoption Agreement in a single lump sum cash payment following such termination regardless of whether the Participant had made different elections of time or form of payment as to the vested amount credited to his Account or whether the Participant was receiving installments at the time of such termination. A Participant’s Account, for purposes of this Section 9.5, shall include any amounts described in Section 1.3.

9.6                               Key Employees. In no event shall a distribution made to a Key Employee from his Account occur before the date which is six months after the date of his Separation from Service with the Employer. For purposes of this Section 9.6, a Key Employee means an employee of an Employer any of whose stock is publicly traded on an established securities market or otherwise who satisfies the requirements of Section 416(i)(1)(A)(i), (ii) or (iii), of the Code, determined without regard to Section 416(i)(5) of the Code, at any time during the twelve-month period ending on the Identification Date. An employee who is determined to be a Key Employee on an Identification Date shall be treated as a Key Employee for purposes of the six-month delay in distributions set forth in this Section 9.6 for the twelve-month period beginning on the first day of the fourth month following the Identification Date. Whether any stock of the Employer is traded on an established securities market or otherwise is determined on the date a Participant experiences a Separation from Service. Installment distributions to a Key Employee that are delayed due to the application of the requirements of this Section 9.6 shall commence as of the earliest date permitted by Code Section 409A.

9.7                               Change in Control. If the Employer has elected to permit distributions upon a Change in Control, the following provisions shall apply. A

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distribution made upon a Change in Control will be made at the time specified in Section 6.01a of the Adoption Agreement in the form elected by the Participant in accordance with the procedures described in Article 4. A Change in Control will occur upon a change in the ownership of the Plan Sponsor, a change in the effective control of the Plan Sponsor or a change in the ownership of a substantial portion of the assets of the Plan Sponsor. The Plan Sponsor, for this purpose, includes any corporation identified in this Section 9.7.

If a Participant continues to make deferrals in accordance with Article 4 after he has received a distribution due to a Change in Control, the residual amount payable to the Participant shall be paid at the time and in the form specified in the elections he makes in accordance with Article 4 or upon his Death or Disability as provided in Article 8.

Whether a Change in Control has occurred will be determined by the Administrator in accordance with the rules and definitions set forth in this Section 9.7. A distribution to the Participant will be treated as occurring upon a Change in Control if the Plan Sponsor terminates the Plan and distributes the Participant’s benefits within twelve months of a Change in Control as provided in Section 10.3.

a)                            Relevant Corporations. To constitute a Change in Control for purposes of the Plan, the event must relate to (i) the corporation for whom the Participant is performing services at the time of the Change in Control, (ii) the corporation that is liable for the payment of the Participant’s benefits under the Plan (or all corporations liable if more than one corporation is liable), or (iii) a corporation that is a majority shareholder of a corporation identified in (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority corporation of another corporation in the chain, ending in a corporation identified in (i) or (ii). A majority shareholder is defined as a shareholder owning more than fifty percent (50%) of the total fair market value and voting power of such corporation.

b)                           Stock Ownership. Code Section 318(a) applies for purposes of determining stock ownership. Stock underlying a vested option is considered owned by the individual who owns the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). If, however, a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation Section 1.83-3(b) and (j)) the stock underlying the option is not treated as owned by the individual who holds the option. Mutual and cooperative corporations are treated as having stock for purposes of this Section 9.7.

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c)                            Change in the Ownership of a Corporation. A change in the ownership of a corporation occurs on the date that any one person or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. If any one person or more than one person acting as a proxy is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation as discussed below in Section 9.7(d)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock. Section 9.7(c) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction. For purposes of this Section 9.7(c), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of a public offering. Persons will, however, be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

d)                           Change in the effective control of a corporation. A change in the effective control of a corporation occurs on the date that either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty-five (35%) or more of the total voting power of the stock of such corporation, or (ii) a majority of members of the corporation’s board of directors is replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (ii), the term corporation refers solely to the relevant corporation identified in Section 9.7(a) for which no other corporation is a majority shareholder for purposes of

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Section 9.7(a). In the absence of an event described in Section 9.7(d)(i) or (ii), a change in the effective control of a corporation will not have occurred. A change  in effective control may also occur in any transaction in which either of the two corporations involved in the transaction has a change in the ownership of such corporation as described in Section 9.7(c) or a change in the ownership of a substantial portion of the assets of such corporation as described in Section 9.7(e). If any one person, or more than one person acting as a group, is considered to effectively control a corporation within the meaning of this Section 9.7(d), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation or to cause a change in the ownership of the corporation within the meaning of Section 9.7(c). For purposes of this Section 9.7(d), persons will or will not be considered to be acting as a group in accordance with rules similar to those set forth in Section 9.7(c) with the following exception. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

e)                            Change in the ownership of a substantial portion of a corporation’s assets. A change in the ownership of a substantial portion of a corporation’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in accordance with rules similar to those set forth in Section 9.7(d)), acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation of the value of the assets being disposed of determined without regard to any liabilities associated with such assets. There is no Change in Control event under this Section 9.7(e) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by a corporation is not treated as a change in ownership of such assets if the assets are transferred to (i) a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation, (iii) a person, or more than one person acting as a

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group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the corporation, or (iv) an entity, at least fifty (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 9.7(e)(iii). For purposes of the foregoing, and except as otherwise provided, a person’s status is determined immediately after the transfer of assets.

9.8                               Permissible Delays in Payment. Distributions may be delayed beyond the date payment would otherwise occur in accordance with the provisions of Articles 8 and 9 in any of the following circumstances. The Employer may delay payment if it reasonably anticipates that its deduction with respect to such payment would be limited or eliminated by the application of Section 162(m) of the Code. Payment must be made at the earliest date at which the Employer reasonably anticipates that the deduction of the payment amount will not be eliminated or limited by Section 162(m) of the Code or the calendar year in which the Participant Separates from Service. The Employer may also delay payment if it reasonably anticipates that the payment will violate a term of a loan agreement or other similar contract to which the Employer is a party and such violation will cause material harm to the Employer. Payment must be made at the earliest date on which the Employer reasonably anticipates that the making of the payment will not cause a violation or the violation will no longer cause material harm to the Employer. Payment cannot be delayed if the facts and circumstances indicate that the Employer entered into the loan agreement or similar contract not for legitimate business reasons but to avoid the restrictions on deferral elections and subsequent deferral elections under Section 409A of the Code. The Employer may also delay payment if it reasonably anticipates that the making of the payment will violate Federal Securities Laws or other applicable laws provided payment is made at the earliest date on which the Employer reasonably anticipates that the making of the payment will not cause such violation. The Employer also reserves the right to delay payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

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ARTICLE 10 – AMENDMENT AND TERMINATION

10.1                        Amendment by Employer. The Plan Sponsor reserves the right to amend the Plan (for itself and each Employer) through action of its Board of Directors. An amendment must be in writing and executed by an officer authorized to take such action. Each amendment shall be effective when approved by the Board in its resolution. No amendment can directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of his Account which had accrued prior to the amendment.

10.2                        Retroactive Amendments. An amendment made by the Plan Sponsor in accordance with Section 10.1 may be made effective on a date prior to the first day of the Plan Year in which it is adopted if such amendment is necessary or appropriate to enable the Plan to satisfy the applicable requirements of the Code or ERISA or to conform the Plan to any change in federal law or to any regulations or ruling thereunder. Any retroactive amendment by the Plan Sponsor shall be subject to the provisions of Section 10.1.

10.3                        Plan Termination. If so elected by the Employer in 11.01 of the Adoption Agreement, the Employer reserves the right to terminate the Plan and distribute all amounts credited to all Participant Accounts within the 30 days preceding or the twelve months following a Change in Control as determined in accordance with the rules set forth in Section 9.7. For this purpose, the Plan will be treated as terminated only if all substantially similar arrangements sponsored by the Employer are terminated so that all participants under the Plan and all similar arrangements are required to receive all amounts deferred under the terminated arrangements within twelve months of the date of termination of the arrangements. In addition, the Employer reserves the right to terminate the Plan within twelve months of a corporate dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to United States Code Section 503(b)(1)(A) provided that amounts deferred under the Plan are included in the gross incomes of Participants in the latest of (1) the calendar year in which the termination occurs, (2) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (3) the first calendar year in which payment is administratively practicable. The Employer retains the discretion to terminate the Plan if (1) all arrangements sponsored by the Employer that would be aggregated with any terminated arrangement under Prop. Reg. Section 1.409A-1(c) are terminated, (2) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve months of the termination of the arrangements, (3) all payments are made within twenty-four months of the termination of the arrangements, (4) the Employer does not adopt a new arrangement that would be aggregated with any terminated arrangement under Prop. Reg.

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Section 1.409A-1(c) at any time within the five year period following the date of termination of the arrangement. The Employer also reserves the right to terminate the Plan under such conditions and events as may be prescribed by the Secretary of the Treasury in generally applicable guidance published in the Internal Revenue Bulletin.

10.4                        Distribution Upon Termination of the Plan. Except as provided in Section 10.3, the Plan may not be terminated before the date on which all amounts credited to all Participant Accounts have been distributed in accordance with Articles 8 and 9.

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ARTICLE 11 – THE TRUST

11.1                        Establishment of Trust. The Plan Sponsor may but is not required to establish a trust to hold amounts which the Plan Sponsor may contribute from time to time to correspond to some or all amounts credited to Participants under Section 6.2. If the Plan Sponsor elects to establish a trust in accordance with Section 10.01 of the Adoption Agreement, the provisions of Sections 11.2 and 11.3 shall become operative.

11.2                        Grantor Trust. Any trust established by the Plan Sponsor shall be between the Plan Sponsor and a trustee pursuant to a separate written agreement under which assets are held, administered and managed, subject to the claims of the Plan Sponsor’s creditors in the event of the Plan Sponsor’s insolvency, until paid to the Participant and/or his Beneficiaries specified in the Plan. The trust is intended to be treated as a grantor trust under the Code, and the establishment of the trust shall not cause the Participant to realize current income on amounts contributed thereto. The Plan Sponsor must notify the trustee in the event of a lawsuit, bankruptcy or insolvency.

11.3                        Investment of Trust Funds. Any amounts contributed to the trust by the Plan Sponsor shall be invested by the trustee in accordance with the provisions of the trust and the instructions of the Administrator. Trust investments need not reflect the hypothetical investments selected by Participants under Section 7.1 for the purpose of adjusting Accounts and the earnings or investment results of the trust shall not affect the hypothetical investment adjustments to Participant Accounts under the Plan.

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ARTICLE 12 – PLAN ADMINISTRATION

12.1                        Powers and Responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator’s powers and responsibilities include, but are not limited to, the following:

(a)                                  To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(b)                                 To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

(c)                                  To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d)                                 To administer the claims and review procedures specified in Section 12.2;

(e)                                  To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f)                                    To determine the person or persons to whom such benefits will be paid;

(g)                                 To authorize the payment of benefits;

(h)                                 To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;

(i)                                     To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

(j)                                     By written instrument, to allocate and delegate its responsibilities, including the formation of an Administrative Committee to administer the Plan.

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12.2                        Claims and Review Procedures.

(a)                                  Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

(b)                                 Review Procedure. Within 60 days after the date on which a person receives a written notification of denial of claim (or, if written notification is not provided, within 60 days of the date denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

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12.3                        Plan Administrative Costs. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator in administering the Plan shall be paid by the Employer.

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ARTICLE 13 – MISCELLANEOUS

13.1                        Unsecured General Creditor of the Employer. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under the Plan, any and all of the Employer’s assets shall be, and shall remain, the general, unpledged, unrestricted assets of the Employer. Each Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

13.2                        Employer’s Liability. Each Employer’s liability for the payment of benefits under the Plan shall be defined only by the Plan and by the deferral agreements entered into between a Participant and the Employer. An Employer shall have no obligation or liability to a Participant under the Plan except as provided by the Plan and a deferral agreement or agreements. An Employer shall have no liability to Participants employed by other Employers.

13.3                        Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to the Participant or any other person any legal or equitable right against the Employer or Administrator, except as provided herein; and in no event will the terms of employment or service of the Participant be modified or in any way affected hereby.

13.4                        Anti-Assignment. None of the benefits or rights of a Participant or any Beneficiary of a Participant shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant and his or her Beneficiary. Neither the Participant nor his or her Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he or she may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary to receive death benefits provided hereunder.

13.5                        Facility of Payment. If the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Employer to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall

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discharge the liability of the Employer for the payment of benefits hereunder to such recipient.

13.6                        Notices. Any notice or other communication in connection with the Plan shall be deemed delivered in writing if addressed as provided below and if either actually delivered at said address or, in the case or a letter, 5 business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified:

(a)                                  If it is sent to the Employer or Administrator, it will be at the address specified by the Employer; or

(b)                                 In each case at such address as the addressee shall have specified by written notice delivered in accordance with the foregoing to the addressor’s then effective notice address.

13.7                        Tax Withholding. The Employer shall have the right to deduct from all payments or deferrals made under the Plan any tax required by law to be withheld. If the Employer concludes that tax is owing with respect to any deferral or payment hereunder, the Employer shall withhold such amounts from any payments due the Participant, as permitted by law, or otherwise make appropriate arrangements with the Participant or his Beneficiary for satisfaction of such obligation. Tax, for purposes of this Section 13.7 means any federal, state, local or any other governmental income tax, employment or payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any earnings thereon, and any payments made to Participants under the Plan.

13.8                        Indemnification. Each Employer shall indemnify and hold harmless each employee, officer, or director of an Employer to whom is delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by an Employer. Notwithstanding the foregoing, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

13.9                        Permitted Acceleration of Payment. The Plan may permit acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to a payment under the Plan as provided in Section 10.3 and this Section 13.9. The Plan may permit acceleration of payment (1) to an individual other than the Participant as may be necessary to fulfill a domestic relations order within the meaning of Section 414(p)(1)(B) of the Code, (2) to

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comply with a certificate of divestiture as defined  in Section 1043(b)(2) of the Code, (3) to pay the Federal Insurance Contributions Act (FICA) tax imposed under Sections 3101, 3121(a) and 3121(v)(2) of the Code on compensation deferred under the Plan, (4) to pay the income tax under Section 3401 of the Code or the corresponding withholding provisions of the applicable state, local or foreign tax laws as a result of the payment of any FICA tax described in (3) and to pay the additional income tax at source on wages attributable to the pyramiding Section 3401 of the Code, wages and taxes, and (5) to pay the amount required to be included in gross income as a result of the failure of the Plan to comply with the requirements of Section 409A of the Code. The total payment under (3) or (4) shall, in no event, exceed the aggregate of the FICA tax and the income tax withholding related to such FICA tax. The total payment under (5) shall, in no event, exceed the amount required to be included in income as a result of the failure to comply with requirements of Section 409A of the Code.

13.10                 Governing Law. The Plan will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the State specified by the Employer in Section 12.01 of the Adoption Agreement.

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